Central Pacific Financial Corp.
Power of Attorney

(To execute Forms 3, 4 and 5 of the United States
Securities and Exchange Commission for the purposes of reporting pursuant to and under Section 16(a) of the Securities and Exchange Act of 1934 and related Rule
16a-3 and other related Rules and Regulations of the United States Securities and Exchange Commission.)

The undersigned hereby constitutes and appoints, effective as of the date of the undersigneds signature below, the Executive Chairman, the Chief Executive Officer, the
President, the Chief Financial Officer, the General Counsel
 & Corporate Secretary, the Controller, the Director of
Human Resources Operations, and Diane Nakasone
(Sr. Regulatory Officer), of Central Pacific Financial
Corp., who may be appointed to and occupy such offices from time to time, the undersigneds true and lawful attorneys-in-fact to do the following:

A. To execute for and on behalf of the undersigned, Forms 3, 4 and 5 of the United States Securities and Exchange Commission for the purposes of reporting pursuant to and under Section 16(a) of the Securities and Exchange Act of 1934 and
 related Rule 16a-3 and other related Rules and Regulations of the United State Securities and
 Exchange Commission.

B. To do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 and 5 and the timely filing of any such Form with the United States Securities and Exchange
 Commission and any other authority.

C. To take any other action of any type whatsoever in connection with the foregoing which, in the opinion and/or judgment of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

D. To do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

Each attorney-in-fact hereunder shall have full power and
 authority under this Power of Attorney, and all acts authorized to be taken by the attorneys-in-fact hereunder may be taken by any one attorney-in-fact.

The undersigned acknowledges that Central Pacific Financial Corp.
 and the attorneys-in-fact who are serving hereunder for the benefit of the undersigned, are not assuming any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or any other securities laws, rules or regulations that the undersigned is required to comply with.


/s/ Raymond W. Wilson	February 15, 2011

State of Hawaii
City & County of Honolulu

On this 15th day of February 2011, before me personally appeared Raymond W. Wilson to me known to be the person described in and who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed.

Karen D. Chung
Notary Public, State of Hawaii
Commission expires: Aug 18, 2013